Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

May 26, 2026

SOLV Energy, Inc.

16680 West Bernardo Drive

San Diego, CA 92127

Ladies and Gentlemen:

We have acted as counsel to SOLV Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) the offer, issuance and sale by the Company of the number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company specified in the Registration Statement (together with any additional shares that may be sold by the Company pursuant to Rule 462(b) under the Act, the “Company Shares”) and (ii) the offer and sale by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement of the number of shares of Class A Common Stock specified in the Registration Statement (together with any additional shares that may be sold by the Selling Stockholders pursuant to Rule 462(b) under the Act, the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”). The Company Shares are to be issued and sold by the Company and the Selling Stockholder Shares are to be sold by the Selling Stockholders pursuant to an underwriting agreement among the Company, SOLV Energy Holdings LLC, a Delaware limited liability company, the Selling Stockholders and Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), the form of which will be filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, effective February 10, 2026, filed as Exhibit 3.2 to the Registration Statement, (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of the Underwriting Agreement; (vi) the form of the Specimen Stock Certificate evidencing the Class A Common Stock, filed as Exhibit 4.1 to the Registration Statement; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

May 26, 2026

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Company Shares, when issued and sold as contemplated in the Registration Statement and the Underwriting Agreement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and (ii) the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Act with respect to the Shares and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP